UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2012

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

133 South WaterSound Parkway, WaterSound, Florida		32413
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	850-231-6400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 10, 2012, Stephen Hilliard resigned from his position as Senior Vice President of Operations of The St. Joe Company (the "Company"), which resignation is effective October 23, 2012. Mr. Hilliard resigned in order to pursue a professional opportunity as Managing Director of a luxury resort in the White Mountains of New Hampshire.

(c)

On October 10, 2012, the Company appointed Joanne Viard as Chief Accounting Officer. Prior to joining the Company, Ms. Viard, age 33, served as Vice President, Corporate Controller at Swisher Hygiene Inc., a hygiene and sanitation solutions company, from March 2012 to May 2012 and Director of External Reporting at Swisher Hygiene from December 2010 through March 2012. Prior to joining Swisher Hygiene, Ms. Viard was with Deloitte & Touche LLP in San Francisco, CA from 2005 through 2010, where she most recently served as Senior Manager. Ms. Viard previously was with PricewaterhouseCoopers LLP. Ms. Viard earned her Bachelors of Business Administration in accounting in 2000 from the University of Wisconsin - Milwaukee. She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

There is no arrangement or understanding between Ms. Viard and any other person pursuant to which Ms. Viard was appointed as Chief Accounting Officer. There are no family relationships between Ms. Viard and any of the Company’s directors and executive officers, and Ms. Viard is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Viard’s base salary will be $175,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

October 16, 2012	By:	/s/ Thomas Hoyer

Name: Thomas Hoyer
Title: Chief Financial Officer